EXHIBIT 99

FOR IMMEDIATE RELEASE

TRISTATE CAPITAL ANNOUNCES APPOINTMENT OF DAVID DEMAS AS EVP OF FINANCE
AND CFO TRANSITION PLAN

Mark Sullivan will continue serving as vice chairman and a director when he is succeeded by Demas as chief financial officer on January 1, following completion of a four-month transition process

PITTSBURGH, August 21, 2017 - TriState Capital Holdings, Inc. (NASDAQ: TSC) announced that David J. Demas has joined the company as executive vice president of finance and, upon the completion of a four-month transition period, will succeed Mark L. Sullivan as chief financial officer on January 1, 2018. Sullivan will continue serving as vice chairman and a director of the company after transitioning out of the CFO role.

“Since Mark co-founded TriState Capital as its first CFO more than 10 years ago, he’s been instrumental in designing the financial structure for this company, building a world-class finance team, and laying the foundation for our success,” Chairman and Chief Executive Officer James F. Getz said. “Mark’s commitment to TriState Capital, our employees, customers and his fellow shareholders is unparalleled, and we are grateful for the positive impact he has made on our company. He will remain actively engaged during and after the CFO transition as vice chairman and a member of our board, and we are fortunate to continue benefiting from Mark’s expertise and counsel.”

Prior to co-founding TriState Capital in 2007, Sullivan had a distinguished 36-year career in public accounting, including serving as a partner with Price Waterhouse and Ernst & Young, LLP.

“We’ve always sought to attract exceptional professionals at the top of their games to our entrepreneurial company, and we believe David is an outstanding addition to our senior management and finance teams,” Sullivan said. “I look forward to working closely with David to ensure a smooth and successful transition of the CFO role to him.”

Demas, 51, joins TriState Capital from Deloitte & Touche, LLP’s San Francisco office, where he was a senior partner in the financial services practice. Demas brings more than 25 years of deep financial services industry and leadership experience serving Deloitte’s largest, most prominent and complex banking, securities, asset management and finance technology clients. Demas led Deloitte’s West Coast securities practice, working with a number of firms that are currently among the more than 150 members of TriState Capital’s national referral network of financial intermediaries.

Demas is a Western Pennsylvania native and an active member of the community. He currently serves on the board of the Habitat for Humanity Foundation and is a past member of the University of Pittsburgh Business School Accounting

EXHIBIT 99

Advisory Board and the Pittsburgh Chapter of the Juvenile Diabetes Research Foundation, where he also served as vice president of Finance. Demas earned his B.S. in Business Administration from Duquesne University. He will be based at TriState Capital’s Pittsburgh headquarters.

“We’re very excited to welcome David, a leader whose relationships and deep understanding of the banking, securities and asset management industries will be truly beneficial as our TriState Capital Bank and Chartwell Investment Partners businesses continue to grow and flourish,” Getz added. “We could not be more pleased to have someone with his experience and credentials sharing our confidence in TriState Capital’s growth strategy and exceptional potential.”

ABOUT TRISTATE CAPITAL
TriState Capital Holdings, Inc. (NASDAQ: TSC) is a bank holding company headquartered in Pittsburgh, Pa., providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals. Its TriState Capital Bank subsidiary had $4.2 billion in assets, as of June 30, 2017, and serves middle-market commercial customers through regional representative offices in Pittsburgh, Philadelphia, Cleveland, Edison, N.J., and New York City, as well as high-net-worth individuals nationwide through its national referral network of financial intermediaries. Its Chartwell Investment Partners subsidiary had $8.0 billion in assets under management, as of June 30, 2017, and serves as the advisor to The Berwyn Funds and Chartwell Mutual Funds. For more information, please visit http://investors.tristatecapitalbank.com.

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MEDIA CONTACT
Jack Horner
HornerCom
267-932-8760, ext. 302
412-600-2295 (mobile)
jack@hornercom.com

INVESTOR CONTACTS
Jeff Schoenborn and Kate Croft
Casteel Schoenborn
888-609-8351
TSC@csirfirm.com

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